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                                                                  EXHIBIT 10.130

                                 LOAN AGREEMENT


        THIS LOAN AGREEMENT (the "Agreement") is made as of September __, 2000 by and between PPGx, INC., a Delaware corporation (the "Company") and the entities whose names appear on the Schedule of Lenders attached hereto as Exhibit A (the "Lenders").

         1. The Loans.

               1.1 The Loans. Subject to the conditions specified in this Agreement, each Lender agrees to lend to the Company up to the sum set forth opposite such Lender's name on Exhibit A (each, a "Credit Line," and collectively, the "Total Credit Line"). Each month for the next nine months prior to the Maturity Date (as defined below), the Company may borrow from the Lenders the principal amount (each a "Loan Amount") up to one million dollars ($1,000,000); provided, however, that the Loan Amount shall be made on a pro rata basis from the Lenders based on the Pro Rata Percentages set forth on Exhibit A attached hereto. At the end of each month prior to the Maturity Date, the Company will inform the Lenders in writing of the next month's Loan Amount based on the Company's anticipated funding needs for the next month, and each Lender will provide its Pro Rata Percentage, set forth on Exhibit A attached hereto, of the Loan Amount on the second business day after receipt of the notice of the Loan Amount. Each Loan Amount shall be made against the issuance and delivery by the Company of a promissory note to each Lender for the portion of the Loan Amount borrowed from each Lender (each a "Note," and collectively, the "Notes") in substantially the form attached hereto as Exhibit B. The availability of additional funding under these credit lines will be automatically cancelled in the event of new external funding provided to the Company or in case of a sale, merger or other disposition of the Company such that after such event the Lenders collectively own less than fifty percent (50%) of the outstanding securities of the Company.

               1.2 Maturity Date. For the purposes of this Agreement, the Maturity Date shall be the earlier of (i) June 30, 2001, or (ii) a sale, merger or other disposition of the Company such that after such event the Lenders collectively own less than fifty percent (50%) of the outstanding securities of the Company.

               1.3 Repayment. The Company will repay the outstanding principal and accrued interest of each Note on a pro rata basis, so that each Lender receives the same principal amount in repayment, and each Lender's share of the outstanding aggregate Loan Amounts remains in accordance with the Pro Rata Percentages set forth on Exhibit A attached hereto.

               1.4 Place and Date of Closing. The closing of the transactions provided for herein (the "Closing") will be held at the offices of Pharmaceutical product Development, Inc. at 3151 South 17th Street, Wilmington, NC 28412 on September __, 2000 or at such other time and place as the parties shall mutually agree (the "Closing Date").

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               1.5 Delivery. At the Closing, (i) the Company shall execute and deliver to each Lender this Agreement, and (ii) the Lenders shall each execute and deliver to the Company this Agreement.

        2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Lender as follows:

               2.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

               2.2 Corporate Power. The Company will have at the Closing all requisite legal and corporate power to execute and deliver this Agreement, to issue the Notes and to carry out and perform its obligations under the terms of this Agreement.

               2.3 Consents, Authorizations and Permits. The Company will have obtained prior to the Closing any and all consents, authorizations and permits appropriate or required in connection with the issuance of the Notes and performance of the Company's obligations under the terms of this Agreement (except for such consents, authorizations and permits that may be properly obtained subsequent to the Closing).

               2.4 Authorization. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

        3. Defaults and Remedies.

               3.1 Events of Default. The following events shall be considered Events of Default with respect to each Note:

                   (a) The Company shall default in the payment of any part of the principal or accrued and unpaid interest on the Note for more than thirty
(30) days after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or otherwise;

                   (b) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or

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consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

                   (c) Within sixty (60) days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

               3.2 Remedies. Upon the occurrence of an Event of Default under
Section 5.1 hereof, at the option and upon the declaration of the holder of the Note, (i) the entire unpaid principal and accrued and unpaid interest on the Note held by such holder shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, (ii) such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity, or otherwise and (iii) the Applicable Rate (as defined in the form of Note attached hereto as Exhibit B) will automatically change to the Default Rate of twelve percent (12%) compounded quarterly in arrears.

        4. Miscellaneous.

               4.1 Waivers and Amendments. With the written consent of the record holders of more than fifty percent (50%) of the aggregate Loan Amounts then outstanding, the obligations of the Company and the rights of the holders of the aggregate Loan Amounts under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that (i) no such waiver or supplemental agreement shall reduce the above percentage of aggregate Loan Amounts, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record or beneficial holders of all of the aggregate Loan Amounts and (ii) no such waiver or supplemental agreement shall vary the terms of the Notes (including without limitation the provisions of this Agreement incorporated by reference into the Notes) without the consent of the holder of the Note affected by such proposed waiver or supplemental agreement. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly give written notice thereof to the record holders of the aggregate Loan Amounts who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

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               4.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

               4.3 Survival. The representations, warranties, covenants and agreements made herein shall survive for a period of one year following the Closing Date.

               4.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

               4.5 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

               4.6 Severability of this Agreement. In case any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               4.7 Titles and Subtitles. The titles of the Sections and Subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               4.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Lender, upon any breach or default of the Company under this Agreement or the Notes, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Lender of any breach or default under this Agreement, or any waiver by the Lender of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

               4.9 Notices. Any notice or report required in this Agreement or permitted to be given shall be given by depositing the same in the United States mail, postage prepaid and addressed to the parties as follows:

                      To the Company:

                      PPGx, Inc.
                      3500 Paramount Parkway
                      Morrisville, NC 27560
                      Attn:  Josh Baker, President & CEO


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                      To the Lenders:

                      At their respective addresses set forth on Exhibit A

               4.10 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.


               IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be duly executed and delivered as of the day and year first written above.



                           [Signature Pages to Follow]

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THE COMPANY:                          PPGx, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                                (print)
                                      Title:
                                            ------------------------------------
                                      Address:  3500 Paramount Parkway
                                                Morrisville, NC 27560





LENDERS:                              AXYS PHARMACEUTICALS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                                        (print)
                                      Title:
                                            ------------------------------------


                                      Address:  180 Kimball Way
                                                S. San Francisco, CA 94080



                                      PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------
                                                (print)
                                      Title:
                                            ------------------------------------

                                      Address:  3151 South 17th Street
                                                Wilmington, NC 28412

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                                    EXHIBIT A

                               SCHEDULE OF LENDERS

-------------------------------------------------------------------------------------------------
                   LENDER                            CREDIT LINE           PRO RATA PERCENTAGE
-------------------------------------------------------------------------------------------------
Axys Pharmaceuticals, Inc.                          $3,150,000.00                  50%
180 Kimball Way
S. San Francisco, CA 94080
Attn: William J. Newell
-------------------------------------------------------------------------------------------------
Pharmaceutical Product Development, Inc.            $3,150,000.00                  50%
3151 South 17th Street
Wilmington, NC 28412
Attn: Fred Davenport, General Counsel
-------------------------------------------------------------------------------------------------

TOTAL                                               $6,300,000.00
-------------------------------------------------------------------------------------------------


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                                    EXHIBIT B

Date: September ____, 2000                                                $--


                                      PPGx

                                 PROMISSORY NOTE


        PPGx, Inc., a Delaware corporation ("Company"), for value received, promises to pay to -- or its assigns (the "Lender"), the principal sum of $--, in lawful money of the United States of America and in immediately available funds, plus interest on the principal amount hereof, at the Applicable Rate per annum. All accrued interest is payable at maturity. All principal and accrued interest shall be due and payable on the Maturity Date. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

        1. Definitions. Unless the context indicates otherwise, capitalized terms used herein shall have the meanings given them in the Loan Agreement, provided that the following terms used herein shall have the following meanings:

               1.1 "Loan Agreement" means the Loan Agreement dated as of September _____, 2000 among the Lender, the Company and the other Lender.

               1.2 "Lenders" means the lenders whose names appear on the Schedule of Lenders attached to the Loan Agreement as Exhibit A thereto.

               1.3 "Noteholder," "holder," or similar terms, when the context refers to a holder of a Note, means any person who shall at the time be the holder of this Note.

               1.4 "Applicable Rate" means 8% per annum, compounded quarterly.

               1.5 "Default Rate" means 12% per annum, compounded quarterly.

        2. No Prepayment Penalty. The principal amount of, and accrued and unpaid interest on, this Note may be paid by the Company in whole or in part at any time prior to maturity without penalty, provided however, the Company must give the Lenders five (5) working days prior notice, and the prepaid amount shall be divided in accordance with the respective Pro Rata Percentages of such Lenders set forth on the Schedule of Lenders attached to the Loan Agreement as Exhibit A thereto.

        3. Subordination. This Note is a general unsecured obligation of the Company and is subordinated in right of payment to all indebtedness of the Company to First Union National Bank for bank loans outstanding on the date hereof, except for any such loan that by its terms is junior in right of payment to this Note or is pari passu in right of payment to this Note.

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        4. Attorneys' Fees and Costs. If any amount is not paid as and when due hereunder, the Company promises to pay all costs of collection and reasonable attorneys' fees which the Lenders may incur.

        5. Transferability. This Note may not be transferred in whole or in part without the prior written consent of the Company and the Lenders.

        6. Loan Agreement. This Note is a Note as defined in the Loan Agreement and is entitled to all the benefits provided therein. Reference is made to said Loan Agreement for the Events of Default and the rights of acceleration of the maturity upon an Event of Default.

        7. Governing Law. This terms and conditions of this Note shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.


                                      PPGx, INC.



                                      ------------------------------------------
                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------



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